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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of ACTV, Inc. on Form S-3 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

New York, New York

October 22, 1996





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